Exhibit 10.7.4

CRESCENT BIOPHARMA, INC.
2025 STOCK INCENTIVE PLAN

GRANT NOTICE FOR
RESTRICTED STOCK UNIT AWARD
FOR GOOD AND VALUABLE CONSIDERATION, Crescent Biopharma, Inc. (the “Company”), hereby grants to the Participant named below the number of Restricted Stock Units (the “RSUs”) specified below (the “Award”) under the Crescent Biopharma, Inc. 2025 Stock Incentive Plan (as amended and/or restated from time to time, the “Plan”). Each RSU represents the right to receive one Ordinary Share, upon the terms and subject to the conditions set forth in this Grant Notice, the Plan and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan and attached hereto as Exhibit A. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Name of Participant:	[●]
Grant Date:	[●]
Number of RSUs:	[●]
Vesting Commencement Date:	[●]
Vesting Schedule:
Subject to the Plan and the Standard Terms and Conditions, the RSUs shall vest in accordance with the following schedule, provided that the Participant does not experience a Termination of Employment on or prior to the applicable vesting date: [(i) 25% of the RSUs shall vest on the first anniversary of the Vesting Commencement Date and (ii) thereafter, an additional 6.25% of the RSUs shall vest at the end of each successive three-month period following the first anniversary of the Vesting Commencement Date].

By accepting this Grant Notice, Participant acknowledges that Participant has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, and the Standard Terms and Conditions.

CRESCENT BIOPHARMA, INC.

By:
Name:
Title:

PARTICIPANT

[Name]

Signature Page to
Grant Notice for
Restricted Stock Unit Award

EXHIBIT A

CRESCENT BIOPHARMA, INC.
2025 STOCK INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS
These Standard Terms and Conditions apply to the Award of Restricted Stock Units granted pursuant to the Crescent Biopharma, Inc. 2025 Stock Incentive Plan (as amended and/or restated from time to time, the “Plan”), which are evidenced by a Grant Notice that specifically refers to these Standard Terms and Conditions. In addition to these Standard Terms and Conditions, the Restricted Stock Units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.
1.TERMS OF RESTRICTED STOCK UNITS
Crescent Biopharma, Inc. (the “Company”) has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of Restricted Stock Units (the “Award” or “RSUs”) specified in the Grant Notice, with each Restricted Stock Unit representing the right to receive one Ordinary Share. The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions and the Plan. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.
2.VESTING AND SETTLEMENT OF RESTRICTED STOCK UNITS
(a)The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice. Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.” Restricted Stock Units awarded hereunder that are not vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.”
(a)As soon as administratively practicable following the vesting of the RSUs pursuant to the Grant Notice and this Section 2, but in no event later than 60 days after each vesting date, the Company shall deliver to the Participant a number of Ordinary Shares equal to the number of RSUs that vested on such date.
(b)Except as provided in Section 2(d) below, upon the Participant’s Termination of Employment for any reason, any then Unvested RSUs held by the Participant shall be forfeited and canceled as of the date of such Termination of Employment.
Exhibit A
Standard Terms and Conditions
for Restricted Stock Units

(c)Notwithstanding anything to the contrary in these Standard Terms and Conditions, for any Participant who is also a Participant in the Company’s Executive Severance Plan (the “Severance Plan”), in the event such Participant incurs a CIC Qualifying Termination (as defined in the Severance Plan), any then Unvested RSUs held by the Participant shall be treated in accordance with Section 5 of the Severance Plan (subject to Section 5(d) of the Severance Plan), and shall be settled as provided in Section 2(b) above.
3.RIGHTS AS STOCKHOLDER
(a)Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until Ordinary Shares settled for such RSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
(b)[Notwithstanding the foregoing, from and after the Grant Date and until the earlier of (i) the Participant’s receipt of Ordinary Shares upon payment of RSUs and (ii) the time when the Participant’s right to receive Ordinary Shares upon payment of RSUs is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Ordinary Shares generally, the Participant shall be entitled, as a Dividend Equivalent, to a number of additional whole RSUs determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per Ordinary Share on such date and (B) the total number of RSUs (including dividend equivalents paid thereon) previously credited to the Participant as of such date, by (ii) the Fair Market Value per Ordinary Share on such date. Such Dividend Equivalents (if any) shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the RSUs to which the Dividend Equivalents were credited.]1
4.RESTRICTIONS ON RESALES OF SHARES
The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Ordinary Shares issued pursuant to Vested RSUs, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
5.INCOME TAXES
To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of the grant or vesting of the RSUs. The Company shall not be required to issue Ordinary Shares or to recognize the disposition of such Ordinary Shares until such obligations are satisfied.
6.NONTRANSFERABILITY OF AWARD
The Participant understands, acknowledges and agrees that the Award may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Notwithstanding the
1 NTD: To include if you would like to provide for dividend equivalents on RSUs (which are subject to the same vesting conditions as the underlying RSUs).
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foregoing, (a) if permitted by the Committee, the Participant shall be permitted to transfer the Award as a gift to an Assignee Entity in accordance with and subject to the limits of Section 17 of the Plan and (b) if not previously so transferred, any Ordinary Shares that become issuable hereunder but which otherwise remain unissued at the time of the Participant’s death shall be transferred to the Participant’s designated beneficiary or, if none, to the Participant’s estate.
7.OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions, and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded.
8.LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS
Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any Ordinary Shares allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such Ordinary Shares, if any, as shall have been issued to such person in connection with the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.
9.GENERAL
(a)In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.
(b)The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. Words in the plural shall include the singular and the singular shall include the plural. All references to “including” shall be construed as meaning “including without limitation.” References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.
(c)These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(d)These Standard Terms and Conditions shall be governed by and interpreted in accordance with the laws of the Cayman Islands, excluding its choice-of- law principles that would require the application of the laws of a different jurisdiction.
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(e)In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
(f)All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
10.CLAWBACK

The RSUs and any Ordinary Shares received upon settlement of the RSUs are subject to recoupment in accordance with any recoupment policy that the Company may adopt from time to time, to the extent any such policy is applicable to the Participant and to such compensation, including the Crescent Biopharma, Inc. Incentive Compensation Clawback Policy (as amended from time to time), designed to comply with the requirements of Rule 10D-1 promulgated under the Act, as well as any recoupment provisions required under applicable law. For purposes of the foregoing, the Participant expressly and explicitly authorizes (x) the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold Ordinary Shares and other amounts acquired under the Award or the Plan to re-convey, transfer or otherwise return such shares and/or other amounts to the Company and (y) the Company’s recovery of any covered compensation through any method of recovery that the Company deems appropriate, including by reducing any amount that is or may become payable to the Participant. The Participant further agrees to comply with any request or demand for repayment by any affiliate of the Company in order to comply with such policies or applicable law. To the extent that the Standard Terms and Conditions and any Company recoupment policy conflict, the terms of the recoupment policy shall prevail.

11.ELECTRONIC DELIVERY
By executing the Grant Notice, the Participant hereby consents to the delivery of information (including information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.
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